As filed with the Securities and Exchange Commission on October 4, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3818604
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1 Chisholm Trail, Suite 300
Round Rock, TX 78681
(512) 238-9840
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Deanna H. Lund
Executive Vice President and Chief Financial Officer and Director
Kratos Defense & Security Solutions, Inc.
10680 Treena Street, Suite 600
San Diego, California 92131
(858) 812-7300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Kevin C. Reyes
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
(858) 523-5407
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PROSPECTUS

Up to 1,845,064 Shares of Common Stock
This prospectus relates to the offer and sale from time to time by the selling stockholders named herein of up to 1,845,064 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Kratos Defense & Security Solutions, Inc. (the “Company”), consisting of:
•    up to 866,026 shares of Common Stock issued in connection with our acquisition of Sierra Technical Services, Inc., which was consummated on October 3, 2023 (the “STS Acquisition”);
•    up to 792,651 shares of Common Stock issuable pursuant to certain earn-out and contingent payment obligations (the “Earn-out Shares”) entered into in connection with the STS Acquisition; and
•    up to 186,387 shares of Common Stock issuable pursuant to certain holdback restrictions (the “Holdback Shares” and together with the Earn-out Shares, the “Future Shares”) entered into in connection with the STS Acquisition.
We are registering the resale of the shares of Common Stock covered by this prospectus as required by the terms of the Purchase Agreement that we entered into with the selling stockholders on October 3, 2023 (the “Purchase Agreement”).
Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See the section entitled “Plan of Distribution” beginning on page 9 for more information.
We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.
You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before investing in our securities.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “KTOS.” On October 3, 2023, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $14.78.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the section entitled “Risk Factors” beginning on page 6 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 4, 2023

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The distribution of this prospectus and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the section entitled “Risk Factors” beginning on page 6. You also should read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 19.
As used in this prospectus, unless the context requires otherwise, the terms “us,” “we,” “our,” the “Company” and “Kratos” refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries. References to the “selling stockholders” refer to the stockholders listed herein under the section entitled “The Selling Stockholders” and their permitted transferees, donees, pledges or other successors-in-interest.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company.
The forward-looking statements contained in or incorporated by reference into this prospectus reflect our current beliefs, expectations and projections, are based on assumptions, and are subject to known and unknown risks and uncertainties that could cause our actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of these factors are beyond our ability to control or predict. As a result, you should not place undue reliance on forward-looking statements. Important risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, include, but are not limited to:
•    risks of adverse regulatory action or litigation;
•    risks associated with debt leverage;
•    risks that changes, cutbacks or delays in spending by the Federal Government, including the U.S. Department of Defense (the “DoD”), may occur, which could cause delays, cancellations or reductions of key government contracts;
•    risks of changes in the scope or timing of our projects;
•    risks related to security breaches, cybersecurity attacks or other significant disruptions of our information systems;
•    risks related to the timing, rescheduling or cancellation of significant customer contracts and agreements;
•    risks that the unmanned systems markets do not experience significant growth, or that the products we have developed or will develop do not become programs of record;
•    risks that our ability to achieve our anticipated level of growth could be impacted if we cannot expand our customer base or if our products do not achieve broad acceptance;
•    risks relating to consolidation by or the loss of key customers;
•    risks related to the new DoD CMMC requirement recently issued by the Pentagon;
•    risks relating to performance obligations;
•    risks related to unknown defects or errors in our products;
•    risks associated with our subcontractors’ or suppliers’ failure to perform their contractual obligations;
•    changes in the competitive environment (including as a result of bid protests);
•    failure to successfully achieve our acquisition, integration, cost reduction or divestiture strategies;
•    competition in the marketplace, which could reduce revenues and profit margins;
•    risks associated with pandemics, epidemics or other public health emergencies, such as the outbreak of coronavirus disease 2019;
•    risks relating to the ongoing conflict in Ukraine;

•    risks related to continued interest rate increases by the Federal Reserve; and
•    risks related to natural disasters or severe weather.
You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. The risks included in this section are not exhaustive. There may be other factors that could cause actual results to differ materially from those described in the forward-looking statements, including those described in the section entitled “Risk Factors” beginning on page 6, including the risks incorporated therein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act. We disclaim any duty or obligation to update or revise any forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise.

PROSPECTUS SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, any applicable prospectus supplement and any free writing prospectus, including our consolidated financial statements, the notes to those consolidated financial statements, our Annual Report on Form 10-K for the fiscal year ended December 25, 2022, and the other documents that are incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus, before making an investment decision. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of the risks involved in investing in our securities.
Our Business
Kratos is a technology company in the Defense, National Security and Global markets. Kratos develops, rapidly brings to market and fields transformational technology, products, software and systems at an affordable cost.
Through demonstrated and proven commercial and venture capital backed approaches, including proactive, internally funded research and streamlined development processes and by partnering with similar entrepreneurial entities, Kratos is focused on being first to market, well in advance of the competition which is typically focused on and aligned with government funding cycles and the related extended development and fielding timelines.
Kratos’ primary focus areas are unmanned systems, space and satellite communications, including software products, microwave electronics products, cybersecurity/warfare, rocket, hypersonic and missile defense systems, turbine technologies, and Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (“C5ISR”) Systems and training solutions. We believe that our technology, intellectual property, proprietary products, and software and designed-in positions on our customers’ programs, platforms and systems, and our ability to rapidly develop, demonstrate and field affordable leading technology solutions ahead of the competition, gives us a competitive advantage and creates a high barrier to entry into our markets.
Our workforce is primarily engineering and technically oriented with a significant number of employees holding national security clearances. Much of our work is performed at customer locations, or in a secure manufacturing facility and other secured facilities. Our primary end customers are defense and national security related agencies, communications and other global enterprises. Our entire organization is focused on executing our strategy of being the disruptive, affordable, leading technology and intellectual property based product, software and system provider in our markets.
Purchase Agreement
The following is a summary of the transactions relating to the securities being registered hereunder:
On October 3, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) to acquire all of the issued and outstanding equity securities of Sierra Technical Services, Inc., a California corporation (“STS”). Pursuant to the Purchase Agreement and the other agreements contemplated thereby, on October 3, 2023, the Company issued 866,026 shares (the "Closing Shares") of Common Stock and agreed to issue up to an additional 979,038 Future Shares pursuant to certain holdback and earn-out provisions to the selling stockholders, in each case, in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the Purchase Agreement, the Company agreed to register the sale or other disposition of the Closing Shares and the Future Shares.

The Offering

Securities offered	Up to 1,845,064 shares of Common Stock, consisting of (i) 866,026 shares of Common Stock issued upon consummation of the STS Acquisition and (ii) up to 979,038 Future Shares.
Common Stock to be outstanding after the offering	129,917,660 shares
Selling Stockholders	All of the shares of Common Stock are being offered by the selling stockholders identified in the section entitled “The Selling Stockholders” beginning on page 7 of this prospectus.
Use of Proceeds	We will not receive any of the proceeds from sales of shares of Common Stock by the selling stockholders.
The Nasdaq Global Select Market Symbol	KTOS
The above information regarding the shares of Common Stock to be outstanding after the offering is based on 128,072,596 shares of Common Stock outstanding as of October 2, 2023.
Our Corporate Information
We were initially incorporated in the state of New York in 1994, commenced operations in 1995 and were reincorporated in Delaware in 1998. On September 12, 2007, we changed our name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Our executive offices are located at 1 Chisholm Trail, Suite 300, Round Rock, Texas 78681, and our telephone number is (512) 238-9840. We maintain an Internet website at www.kratosdefense.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through our website as part of this prospectus. Kratos’ Common Stock trades on the Nasdaq Global Select Market under the trading symbol “KTOS”.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “Commission”) from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings we make with the Commission incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Common Stock by the selling stockholders. The selling stockholders will pay any discounts, selling commissions and stock transfer taxes applicable to their sale of the Common Stock and any fees and expenses of their counsel and accountants related to the selling stockholders’ sale or distribution of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus. These may include, without limitation, all registration, filing and listing fees, printing expenses, blue sky fees and expenses, any fees and expenses of our counsel and accountants.

THE SELLING STOCKHOLDERS
This prospectus relates to the resale by the selling stockholders named below, from time to time, of up to 1,845,064 shares of our Common Stock, consisting of (i) 866,026 shares of Common Stock issued to the selling stockholders as described above under the heading “Prospectus Summary-Purchase Agreement” and (ii) up to 979,038 Future Shares. The number of Future Shares covered hereby assumes (a) achievement in full of the earn-out condition and other contingent payments under the Purchase Agreement, (b) no claims against the selling stockholders for breaches, or alleged breaches, of representations, warranties, covenants and agreements under the Purchase Agreement for 12 months after the closing of the STS Acquisition and (c) that the per share price used to calculate the number of Future Shares is $14.70, which is the average closing sales price of our Common Stock on the Nasdaq Global Select Market for the ten trading day period ending on October 2, 2023. The Future Shares have not been earned or released, and are not currently outstanding. The actual number of Future Shares issuable to the selling stockholders could be materially greater or less than 979,038 shares of Common Stock depending on (1) whether the earn-out condition and other contingent payments under the Purchase Agreement are achieved, (2) whether we make any claims against the selling stockholders, and/or (3) the actual average closing sales price of the Common Stock as reported on the Nasdaq Global Select Market for the ten trading day period ending on the trading day immediately preceding the issuance dates.
We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with any person to sell or distribute their shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering.
The selling stockholders acquired the shares of our Common Stock that we are registering for resale pursuant to this prospectus from us pursuant to the terms of the Purchase Agreement and the other agreements contemplated thereby. Our issuance of the shares of our Common Stock to the selling stockholders was exempt from registration under the Securities Act. This prospectus is being filed pursuant to our obligations under the terms of the Purchase Agreement.
Under the terms of the Purchase Agreement, we are obligated to file a registration statement covering the resale by the selling stockholders of the shares of our Common Stock that we issued or may in the future issue pursuant to the Purchase Agreement. We also must use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable. Under the Purchase Agreement, an aggregate of 186,387 shares of Common Stock will be retained by Kratos to be released to the selling stockholders in part upon the satisfaction of certain conditions and in part as a source of recovery for any indemnification claims against the selling stockholders for breaches, or alleged breaches, or representations, warranties, covenants and agreements under the Purchase Agreement. In addition, upon the satisfaction of certain conditions by STS following the closing, up to approximately $11.7 million in earn-out and contingent consideration (the “Earn-out Consideration”) will be payable solely in shares of our Common Stock. The Purchase Agreement provides that the number of Earn-out Shares shall be calculated by dividing the dollar value of the Earn-out Consideration by the average closing sales price of the Common Stock as reported on the Nasdaq Global Select Market for the ten trading day period ending on the trading day immediately preceding the issuance dates.
We are also party to a Letter Agreement with the selling stockholders, which limits the number of shares of Common Stock that the selling stockholders are permitted to transfer in one trading day.
Unless otherwise indicated in footnotes below, neither of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than as a result of (a) the terms of the Purchase Agreement and the other agreements contemplated thereby, (b) employment of the selling stockholder by us, STS, or any of our or their respective subsidiaries, and (c) the selling stockholder’s beneficial ownership of our Common Stock. To our knowledge, neither of the selling stockholders is a broker-dealer or affiliate of a broker-dealer, nor at the time of the execution of the Purchase Agreement and the other agreements contemplated thereby, did either of the selling stockholders have a direct or indirect agreement or understanding with any person to distribute his or her shares. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.
Each of the selling stockholders has represented to us in writing that he or she acquired the securities for his or her own account and not with a view to reselling or distributing such securities or any part thereof in violation of the Securities Act. In recognition of the fact that the selling stockholders, even though acquiring the shares for their own account, may wish to be legally permitted to sell the securities when they deem appropriate, we agreed with the selling stockholders to register the resale of the securities.
The table below presents information regarding the selling stockholders and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 128,072,596 shares of Common Stock issued and outstanding as of October 2, 2023. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholders the right to acquire Common Stock within 60 days of the date hereof. Information in the table below is based on information provided by or on behalf of the selling stockholders. Since the date on which the selling stockholders provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder(1)	Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Beneficially Owned After Offering(2)
	Number	Percent	Number	Number	Percent
Roger Hayes	—	*	940,983(3)	—	*
Debra Hayes	—	*	904,081(4)	—	*
___________________
*     Less than 1%.
(1)    The address for the selling stockholders is 7918 Arbor Crest Way, Palm Beach Gardens, Florida 33412.

(2)    For purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the selling stockholders.
(3)    Consists of (i) 441,674 shares of Common Stock issued in connection with the closing of the STS Acquisition and (ii) up to 499,309 Future Shares that may become issuable pursuant to the Purchase Agreement.
(4)    Consists of (i) 424,352 shares of Common Stock issued in connection with the closing of the STS Acquisition and (ii) up to 479,729 Future Shares that may become issuable pursuant to the Purchase Agreement.
Each time a selling stockholder sells any shares of Common Stock offered by this prospectus, he or she is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about such selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.
We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
We are registering for resale by the selling stockholders from time to time of up to 1,845,064 shares of our Common Stock issuable in connection with the STS Acquisition. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:
•    on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or
•    through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).
These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•    sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;
•    sales in the over-the-counter market;
•    sales in transactions other than on such exchanges or services or in the over-the-counter market;
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    short sales;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•    broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•    a combination of any such methods of sale or distribution; and
•    any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest of the selling stockholders under this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, he or she will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF CAPITAL STOCK
The following information describes our Common Stock, as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our second amended and restated bylaws (as amended, our “Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws.
Common Stock
We are authorized to issue 195,000,000 shares of Common Stock, of which 128,072,596 shares were issued and outstanding as of October 2, 2023. The holders of Common Stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to preferences that may be granted to the holders of preferred stock, each holder of our Common Stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our Common Stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.
All of the outstanding shares of our Common Stock are, and the shares of Common Stock issued upon the conversion of any securities convertible into our Common Stock will be, fully paid and non-assessable. The shares of Common Stock offered by this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “KTOS.”
Undesignated Preferred Stock
We are authorized to issue 5,000,000 shares of preferred stock, none of which were issued and outstanding as of October 2, 2023. Our board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series.
Possible Anti-Takeover Effects of Delaware Law and our Charter Documents
Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.
Election and Removal of Directors
Our board of directors is elected annually by all holders of our capital stock. To be eligible for election or appointment to the board of directors, an individual must meet certain director qualification requirements set forth in our Bylaws. At a special meeting of stockholders, directors may be removed without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.
Amendment
The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock, voting together as a single class, is required to, among other things, alter, amend or repeal certain provisions of our Certificate of Incorporation, including those related to the election and removal of the board of directors, amendment of our Bylaws and Certificate of Incorporation, restrictions against stockholder actions by written consent and the indemnification of officers and directors.
Our Bylaws, may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock.
Size of Board and Vacancies
Pursuant to our Certificate of Incorporation and our Bylaws, our board of directors has the exclusive right to fix the size of the board and to fill any vacancies resulting from death, resignation, disqualification or removal as well as any newly created directorships arising from an increase in the size of the board of directors.
Special Stockholder Meetings
Our Bylaws provide that only a majority of the total number of directors then in office may call a special meeting of the stockholders, and any business conducted at any special meeting must have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, otherwise properly brought before the meeting by or at the direction of our board of directors, or otherwise properly brought before the meeting by a stockholder, but, in the case of a special meeting, if and only if the notice of the meeting provides for business to be brought before the meeting by a stockholder.
Stockholder Action by Unanimous Written Consent
Our Certificate of Incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock
The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our Common Stock.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is EQ Shareowner Services. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is (800) 468-9716.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “-Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS
The financial statements of the Company as of December 25, 2022 and December 26, 2021, and for each of the three years in the period ended December 25, 2022, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file reports, proxy statements and other information with the Commission. The Commission maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Kratos. You may also access our reports and proxy statements free of charge at our Internet website, http://www.kratosdefense.com. The information contained in, or that can be accessed through, our website is not, and should not be considered, part of this prospectus.
We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We hereby incorporate by reference the following documents we filed with the Commission (excluding any portions of such documents that are deemed “furnished” to the Commission pursuant to applicable rules and regulations):
•    our Annual Report on Form 10-K for the fiscal year ended December 25, 2022, filed with the Commission on February 23, 2023;
•    our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2023;
•    our Quarterly Reports on Form 10-Q for the quarterly periods ended March 26, 2023 and June 25, 2023, respectively, filed with the Commission on May 3, 2023 and August 3, 2023, respectively;
•    our Current Report on Form 8-K filed with the Commission on May 26, 2023; and
•    the description of our common stock contained in the registration statement on Form 8-A (File No. 000-27231), filed with the SEC on September 3, 1999, and any amendment or report filed with the SEC for the purpose of updating the description.
In addition, we incorporate by reference herein all reports and other documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of any securities made under this prospectus (excluding any information furnished to, rather than filed with, the Commission).
You can obtain any of the documents listed above from the Commission, through the Commission’s website at the address described above or from Kratos by requesting them in writing or by telephone at the following address:
Kratos Defense & Security Solutions, Inc.
Attention: Corporate Secretary
1 Chisholm Trail, Suite 300
Round Rock, Texas 78681
(512) 238-9840
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Up to 1,845,064 Shares of Common Stock
PROSPECTUS

October 4, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Registration Fee	$4,025.06
Legal Fees and Expenses	100,000.00
Accounting Fees and Expenses	45,000.00
Miscellaneous	5,000.00
Total	$154,025.06

In addition to the above, the selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.
Item 15.   Indemnification of Directors and Officers.
Kratos Defense & Security Solutions, Inc. is incorporated under the laws of Delaware.
Section 145 of the DGCL authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director. In addition, our Bylaws require us to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action, suit or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of ours or any predecessor of ours, or serves or served at any other enterprise as a director, officer, employee or agent at our request, against expenses, liability or loss (including attorneys’ fees, judgments, fines, settlements and certain other amounts) reasonably incurred or suffered by such person in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. We are required to advance expenses incurred by our directors and officers in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by our Certificate of Incorporation and our Bylaws are not exclusive.
As permitted by the DGCL, we have entered into indemnification agreements with certain of our directors and officers. Pursuant to these indemnification agreements, we are obligated to indemnify each director and officer who is a party to the indemnification agreement to the fullest extent permitted by the DGCL against any and all expenses, as defined in the indemnification agreement, reasonably incurred by such person as a result of any threatened, asserted, pending or completed action, suit, investigation or proceeding that arises out of any event or occurrence related to the fact that such person is or was a director or officer of the company or is or was serving at our request as a director, officer, employee, or agent of another enterprise, including any of our subsidiaries. Such additional indemnity is not available, however, with respect to: (i) acts, omissions or transactions for which the director or officer is prohibited from receiving indemnification, exoneration or hold harmless rights under the agreement or applicable law; (ii) proceedings or claims initiated or brought by such director or officer against us or our directors, officers, employees or other agents, except with respect to proceedings brought to enforce a right to indemnification under the indemnification agreements or with respect to a proceeding initiated by the director or officer that was either approved by our board of directors or required by applicable law; or (iii) expenses and the payment of profits arising from the purchase and sale by a director or officer of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute. The indemnification agreements require us to advance expenses incurred by our directors and officers in defending any action or proceeding for which indemnification is required or permitted.
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We also maintain a director and officer insurance policy which insures the directors and officers of the company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.
Any underwriting agreement that we may enter into will likely provide for indemnification of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.
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Item 16.   Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number
3.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc., as amended.	10-K	2/27/2017	3.1
3.2	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended.	10-K	2/27/2017	3.2
4.1	Specimen Stock Certificate.	10-K	2/27/2017	4.1
5.1*	Opinion of Counsel, Latham & Watkins LLP.
23.1*	Consent of Counsel, Latham & Watkins LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table
______________
*    Filed herewith.

Item 17.   Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 4, 2023.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ ERIC DEMARCO
Eric DeMarco
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric M. DeMarco and Deanna Lund, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Eric DeMarco Eric DeMarco	President, Chief Executive Officer and Director (Principal Executive Officer)	October 4, 2023

/s/ Deanna Lund Deanna Lund	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	October 4, 2023

/s/ Maria Cervantes de Burgreen Maria Cervantes de Burgreen	Vice President and Corporate Controller (Principal Accounting Officer)	October 4, 2023

/s/ Scott Anderson Scott Anderson	Director	October 4, 2023

/s/ William Hoglund William Hoglund	Director	October 4, 2023

/s/ Scot Jarvis Scot Jarvis	Director	October 4, 2023

/s/ Jane Judd Jane Judd	Director	October 4, 2023

/s/ Samuel Liberatore Samuel Liberatore	Director	October 4, 2023

/s/ Amy Zegart Amy Zegart	Director	October 4, 2023

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